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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post Effective Amendment No. 9 under the Securities Act of 1933 and Amendment No. 14 under the Investment Company Act of 1940 to this Registration Statement on Form N-4 (File Nos. 33-28455, 33-9960, 2-93435) in Part B of the Registration Statement of (i) our report dated February 23, 1996, on our audit of the financial statements of North American Security Life Insurance Company and (ii) our report dated February 23, 1996, on our audit of the financial statements of NASL Variable Account. We also consent to the reference to our firm under the caption "Independent Accountants."

                                                     Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 28, 1996

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